UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 1, 2025

AERSALE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-38801	84-3976002
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

9850 NW 41st Street, Suite 400

Doral, FL 33178

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:

(305) 764-3200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ASLE	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 1, 2025, the Board of Directors of AerSale Corporation (the “Company”) approved the target equity grants for 2025 under the AerSale Corporation 2020 Equity Incentive Plan, as amended, for each of Martin Garmendia, the Company’s Chief Financial Officer and Treasurer, and Gary Jones, the Company’s Chief Operating Officer and Head of Material Sales, with values equal to 150% of their respective base salaries. Such target equity grants reflect an increase in Messrs. Garmendia and Jones’ annual target equity opportunities from 100% of their respective base salaries to 150% of their respective base salaries; are apportioned 50% in performance stock units, 25% in restricted stock units, and 25% in stock options; and are subject to the terms and conditions as set forth in the applicable equity award agreements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AERSALE CORPORATION

Date: August 7, 2025	By:	/s/ Martin Garmendia
	Name:	Martin Garmendia
	Title:	Chief Financial Officer and Treasurer